UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2021

CREE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Silicon Drive Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 11, 2021, Cree, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (File No. 333-253001) (the “Shelf Registration Statement”), which became immediately effective upon filing.

On February 11, 2021, the Company also filed with the SEC a prospectus supplement dated February 11, 2021 (the “Prospectus Supplement”), pursuant to Rule 424(b) under the Securities Act of 1933, as amended, pursuant to which the Company may sell up to an aggregate of $500,000,000 of the Company’s common stock, par value $0.00125 per share (the “Shares”), from time to time in “at the market” offerings (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to an equity distribution agreement (the “Agreement”) entered into by the Company and Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc., as agents and/or principals, for the offer and sale of the Shares (each, individually, a “Manager,” and collectively, the “Managers”). The Company intends to use the net proceeds from the Offering for general corporate purposes.

None of the Managers is required to sell any specific number or dollar amount of Shares, but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Agreement, Shares on terms agreed upon by us and such Manager from time to time.

Sales of the Shares, if any, under the Agreement may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the Nasdaq Stock Market LLC, sales made to or through market makers and sales made through other securities exchange or electronic communications networks, and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Manager may agree. The Offering will terminate upon the earlier of (1) the sale of Shares having an aggregate gross sales price of $500,000,000 pursuant to the Agreement and (2) the termination of the Agreement by the Company or by the parties thereto by mutual agreement. Any Manager may also terminate the Agreement but only with respect to itself.

The Agreement provides that a Manager will be entitled to a commission equal to (except as provided below) 2.0% of the gross sales price per share of any of the Shares sold through it as Manager. Under the terms of the Agreement, the Company may also sell Shares to each of the Managers, as principal, at a price agreed upon at the time of sale. If the Company sells Shares to any Manager as principal, it will enter into a separate terms agreement with the Manager, setting forth the terms of such transaction. In any such sale to a Manager as principal, the Company may agree to pay the applicable Manager a commission or discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Manager, as principal.

The Shares will be issued pursuant to the Prospectus Supplement and the Shelf Registration Statement. This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement contains customary representations, warranties, and agreements of the Company and the Managers, indemnification rights and obligations of the parties and termination provisions. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report and incorporated herein by reference.

The Company is filing as Exhibit 5.1 hereto an opinion of its North Carolina counsel, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., regarding the validity of the Shares covered by the Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

1.1	Equity Distribution Agreement by and among Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc., dated February 11, 2021

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

Date: February 11, 2021	By:	/s/ Neill P. Reynolds
	Name:	Neill P. Reynolds
	Title:	Executive Vice President and Chief Financial Officer